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                                                                 EXHIBIT 99.1


                                                [FOR IMMEDIATE RELEASE]


       Crown Castle and France Telecom Agree on Plan for France Telecom
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                     to Sell Its Interest in Crown Castle
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          MAY 10, 2000 - HOUSTON, TEXAS and PARIS, FRANCE - Crown Castle
International Corp. (NASDAQ: TWRS) ("Crown Castle") and France Telecom announced today that, in connection with France Telecom's pending equity investment in NTL Incorporated, France Telecom has entered into undertakings with the Office of Fair Trading in the United Kingdom to sell all of its interest in Crown Castle and relinquish its governance rights in Crown Castle, and the Secretary of State for Trade and Industry has announced today that it has accepted those undertakings. France Telecom currently holds approximately 42.7 million shares of Crown Castle common stock (assuming the conversion or exercise of all Crown Castle securities held by France Telecom, including the exchange of shares and warrants in Crown Castle's UK subsidiary ("CCUK") held by France Telecom), representing approximately 20% of Crown Castle's equity on a fully diluted basis. France Telecom also has significant governance rights in both Crown Castle and CCUK as the holder of Crown Castle Class A Common Stock and under a governance agreement and shareholder agreements with Crown Castle, CCUK and others, including the right to elect two members to Crown Castle's board of directors and veto rights with respect to certain material transactions by Crown Castle.

          In connection with the undertakings, Crown Castle and France Telecom have agreed on a joint approach to the orderly disposition of France Telecom's interest in Crown Castle. Under this approach, it is contemplated that France Telecom will sell approximately 22.0 million shares of Crown Castle common stock in an underwritten, registered public offering. Crown Castle may also offer to the public up to 3.5 million shares of common stock in connection with such underwritten offering. When the offering is consummated, France Telecom will relinquish its remaining governance rights under the governance agreement and the shareholder agreements. Crown Castle and France Telecom currently expect to proceed with the offering as soon as reasonably practicable.

          In accordance with the joint approach, all of France Telecom's remaining interests in Crown Castle following the offering will be converted into Crown Castle common stock and France Telecom will sell its remaining interests in Crown Castle to one or more financial institutions, who will be required to agree to hold these shares (expected to be up to approximately 20 million shares of common stock) for a one year lock-up period. The financial institutions will be required to vote their shares on any matter submitted to Crown Castle's shareholders in the same proportion as the votes cast with respect to all other outstanding shares of Crown Castle common stock. After the lock-up period, the financial institutions will have the right to sell the remaining shares, including in a registered offering. After two years, Crown Castle will have the right to require the financial institutions to sell the remaining shares.
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            THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY
          SECURITIES FOR SALE. A REGISTRATION STATEMENT RELATING TO
         THE FOREGOING HAS NOT YET BEEN FILED. ANY OFFER, IF AT ALL,
          WILL BE MADE ONLY BY MEANS OF A PROSPECTUS FORMING A PART
                  OF SUCH REGISTRATION STATEMENT WHEN FILED.

This press release contains forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. Although Crown Castle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential factors, which could affect the company's financial results, is included in the Risk Factors sections of the company's filings with the Securities and Exchange Commission. The company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Crown Castle Contacts:
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W. Benjamin Moreland, CFO
Crown Castle International
713-570-3000

Ken Dennard, Easterly I.R.

kdennard@easterly.com
713-529-6600

France Telecom Contacts:
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Nilou Ducastel, Press office
nilou.ducastel@francetelecom.fr
+33 1 44 44 93 93

Jean-Claude Grynberg, Investor Relations jclaude.grynberg@francetelecom.fr
+33 1 44 44 05 49

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